Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and the use of our report dated March 31, 2014, incorporated by reference in this Post-Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-192617) on Form S-3 and related prospectus of CymaBay Therapeutics, Inc. for the registration of 11,456,493 shares of its common stock.

/s/ Ernst & Young LLP

Redwood City, California

January 12, 2015